UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2007

Internet Commerce Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

As of the date of this Form 8-K, Internet Commerce Corporation (NASDAQ:  ICCA), a Delaware corporation (“ICC” or the “Company”) has acquired approximately 2,293,515 shares (the “Shares”) of Class A common stock of EasyLink Services Corporation (“EasyLink”), with which ICC entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2007, among ICC, Jets Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of ICC, and EasyLink.  Under the Merger Agreement, EasyLink will be merged with and into Merger Sub, and EasyLink will become a wholly-owned subsidiary of ICC.

ICC has financed the purchase of the Shares in part with the proceeds from the $10,000,000 aggregate principal amount of Senior Secured Convertible Bridge Notes issued by the Company to several purchasers (the “Purchasers”) affiliated with York Capital Management, L.P., pursuant to a Securities Purchase Agreement, by and among the Company and the Purchasers, dated as of July 2, 2007, substantially on the terms described in the Current Report on Form 8-K filed by the Company on July 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET COMMERCE CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  July 10, 2007